UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2019 (January 4, 2019)

Black Box Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 11, 2018, Black Box Corporation, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (as amended or supplemented from time to time, the “Merger Agreement”) with AGC Networks Pte Ltd., a company organized under the laws of Singapore (“Top Parent”), BBX Main Inc., a Delaware corporation and a wholly owned subsidiary of Top Parent (“Parent”), BBX Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“BBX Intermediate”), and Host Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of BBX Intermediate (“Merger Sub,” and, together with Top Parent, Parent and BBX Intermediate, the “Parent Entities” and each, a “Parent Entity”).

Pursuant to the Merger Agreement and upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 21, 2018 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as may be amended or supplemented from time to time, the “Letter of Transmittal,” and, together with the Offer to Purchase, the “Offer”), Merger Sub made an all-cash tender offer to purchase any and all issued and outstanding shares of common stock, par value $0.001 per share (each, a “Share,” and collectively, the “Shares”), of the Company at a price of $1.10 per Share (the “Offer Price”), net to the holder thereof, in cash, without interest thereon and subject to any applicable withholding taxes.

The Offer and the withdrawal rights, as extended, expired at midnight (i.e., one minute after 11:59 p.m.), New York City time, on Friday, January 4, 2019 (the “Expiration Time”). The Offer was not further extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised Merger Sub that, as of the Expiration Time, a total of 9,126,005 Shares had been validly tendered into and not validly withdrawn from the Offer (not including 292,075 Shares tendered pursuant to notices of guaranteed delivery which had not been delivered to the depositary for the Offer prior to the expiration of the Offer), representing approximately 59.89% of the Shares outstanding as of the Expiration Time. The number of Shares validly tendered into and not properly withdrawn from the Offer satisfied the Minimum Condition (as defined in the Offer to Purchase).

On January 7, 2019, all conditions to the Offer having been satisfied or waived, the Parent Entities irrevocably accepted for payment all Shares validly tendered into and not validly withdrawn from the Offer, and payment for such Shares has been made to the Depositary, which will act as paying agent for the tendering stockholders for purposes of receiving payments from Merger Sub and transmitting such payments to the tendering stockholders.

On January 7, 2019, following the acceptance of the Shares tendered in the Offer and pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”) without the vote of the stockholders of the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares owned by BBX Intermediate, Merger Sub or the Company, or by any of their direct or indirect wholly owned subsidiaries, and Shares held by stockholders of the Company who are entitled to demand and who have properly and validly demanded their statutory rights of appraisal in compliance in all respects with Section 262 of the DGCL) was converted into the right to receive an amount of cash equal to the Offer Price, without interest and less any applicable withholding taxes. The Company was the surviving corporation in the Merger and became a wholly owned subsidiary of BBX Intermediate (the “Surviving Company”).

Pursuant to the terms of the Merger Agreement, each option to purchase Shares outstanding under the Company’s 2008 Long-Term Incentive Plan, as amended and restated (each such option, a “Company Option”), that was outstanding, unexercised and had an exercise price that was equal to or greater than the Offer Price as of the Effective Time was cancelled and terminated for no consideration. All Company Options had an exercise price that was equal to or greater than the current Offer Price.

The Merger Agreement also provides that each outstanding or payable Company restricted stock unit award (each a “Company RSU Award”) or Company performance share award (each a “Company Performance Share Award”), in each case as of the Effective Time and whether vested or unvested, was converted into the right of the holder to receive an amount in cash equal to the product of (x) the total number of Shares underlying such Company RSU Award or Company Performance Share Award and (y) the Offer Price, less any required withholding taxes. As of the Effective Time, each holder of a Company RSU Award or Company Performance Share Award ceased to have any rights with respect thereto, except for such right to receive an amount in cash.

The aggregate consideration paid by Merger Sub in the Offer and Merger was approximately $17.2 million. The Parent Entities funded the payment of Shares from a combination of the Company’s cash on hand and equity financing from Essar Telecom Limited, an affiliate of the Parent Entities (as previously disclosed in the Offer to Purchase). A senior secured asset-based credit facility from Pathlight Capital LLC and Encina Business Credit, LLC, consisting of (a) a $35 million revolving credit facility, (b) a $20 million “first-in, last-out’ term loan facility and (c) a $42.5 million “last-out” term loan facility was used to refinance the Company’s existing indebtedness.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2018, and Amendment No. 1 to the Agreement and Plan of Merger, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2018, each of which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 7, 2019, in connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 Certification and Notice of Termination of Registration requesting that the Company’s registration under Section 12(g) of the Exchange Act and its reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of Merger Sub’s acceptance of Shares in the Offer on January 7, 2019, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of BBX Intermediate. The information disclosed in Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, at the Effective Time, each of the directors of the Company (Cynthia J. Comparin, Richard L. Crouch, Richard C. Elias, Thomas G. Greig, John S. Heller, and Joel T. Trammell) ceased to be a director of the Company, and each ceased to be on any committee of the board of directors of the Company. In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time (Michael Carney and Deepak Bansal) at such time became the directors of the Surviving Company.

In connection with the Merger and as contemplated by the Merger Agreement, at the Effective Time, each of the officers of the Company (Joel T. Trammell, Ronald Basso and David J. Russo) ceased to be an officer of the Company. In accordance with the terms of the Merger Agreement, the officers of Merger Sub immediately prior to the Effective Time (Deepak Bansal, President and CEO; Michael Carney, Secretary and Treasurer) at such time became the officers of the Surviving Company. Immediately following consummation of the Merger, the board of directors of the Surviving Company removed such officers from their respective offices and appointed the following officers: Sanjeev Verma (as President), David J. Russo (as Executive Vice President, Chief Financial Officer and Treasurer), Ronald Basso (as Executive Vice President, General Counsel and Secretary), Michael Carney (as Executive Vice President and Assistant Secretary), Deepak Bansal (as Executive Vice President and Assistant Treasurer) and Brian R. Fisher (as Assistant Treasurer).

Biographical and other information with respect to the new officers and directors of the Surviving Company are set forth in Schedule A to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by the Parent Entities on November 21, 2018 (together with any amendments and supplements thereto), which is incorporated by reference herein, and the Company’s Annual Report on Form 10-K filed with the SEC on July 16, 2018, which is incorporated by reference herein. Sanjeev Verma has since February 2016 acted as the Chief Executive Officer & Executive Director of AGC Networks Limited. From October 2014 to February 2016, Mr. Verma acted as the CEO (Americas) & President-International Operations of AGC Networks Limited. From April 2012 to October 2014, Mr. Verma acted as the President & Executive Director of AGC Networks Limited.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, Merger Sub’s certificate of incorporation and its bylaws, as amended and restated, became the certificate of incorporation, as amended and restated, and the bylaws, as amended and restated, respectively, of the Company. Copies of the certificate of incorporation and bylaws of the Company, in each case, as amended and restated, are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On January 7, 2019, the Company and AGC Networks Limited, an affiliate of the Parent Entities, issued a joint press release (the “Press Release”) announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2018, by and among Black Box Corporation, AGC Networks Pte Ltd., BBX Main Inc., BBX Inc. and Host Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Black Box Corporation’s Current Report on Form 8-K filed November 13, 2018)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of December 20, 2018, by and among Black Box Corporation, AGC Networks Pte Ltd., BBX Main Inc., BBX Inc. and Host Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Black Box Corporation’s Current Report on Form 8-K filed December 20, 2018)

3.1	Amended and Restated Certificate of Incorporation of Black Box Corporation

3.2	Amended and Restated Bylaws of Black Box Corporation

99.1	Joint Press Release, issued January 7, 2019, by Black Box Corporation and AGC Networks Limited (incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 3 to the Schedule TO filed by the Parent Entities with the SEC on January 7, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK BOX CORPORATION

Date: January 7, 2019

/s/ David J. Russo
David J. Russo
Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)